UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2005
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 11, 2005, Chesapeake Corporation ("Chesapeake" or the "Company") issued a press release announcing second quarter 2005 results. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference. On August 11, 2005, Chesapeake held a conference with investors to discuss second quarter 2005 results. The manuscript of this conference call, which is attached as Exhibit 99.2 to this report, is incorporated herein by reference.

The information filed under Item 2.02 in this Form 8-K and the exhibits attached shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, not shall it be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

ITEM 4.02 (a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 10, 2005, the management of the Company and the Audit Committee of the Company's Board of Directors concluded, after review of pertinent facts, that the previously filed interim and audited financial statements for the periods from December 29, 2003 (beginning of 2004 fiscal year), through April 3, 2005, should no longer be relied upon as a result of accounting errors in those financial statements that relate to the Company's Plastic Packaging operation in Crewe, England ("Crewe") and to the Company's accounting for certain long-term incentive compensation. The Company has determined that it will restate its financial statements for the fiscal year ended January 2, 2005 (including the quarterly periods therein), and for the three month period ended April 3, 2005. The Company expects to file amended reports on Form 10-K/A and Form 10-Q/A on or about August 18, 2005.

In addition, management of the Company expects to restate its assessment of the effectiveness of the Company's internal control over financial reporting as of January 2, 2005, originally included in Management's Report on Internal Control over Financial Reporting in the Company's 2004 Annual Report on Form 10-K. In that report, management concluded that the Company's internal control over financial reporting was effective as of January 2, 2005. Management has now concluded that the Company's internal control over financial reporting as of January 2, 2005 was ineffective as a result of the following material weakness:

  The Company's internal control procedures over the preparation and approval of manual journal entries at its Crewe operation were not operating as designed. Specifically, the Company did not maintain effective independent review that manual journal entries were complete, valid and accurate.

  Furthermore, the Company's internal control procedures over account reconciliations at the Crewe operation were not operating as designed. Accordingly, such reconciliations that would detect incomplete, invalid or inaccurate manual journal entries were not prepared effectively for certain general ledger account balances.

Therefore, Management's Report on Internal Control over Financial Reporting, as originally filed in the Company's 2004 Annual Report on Form 10-K, should no longer be relied upon.

The investigation as to the accounting errors and deficiencies within the Company's internal controls at the Crewe operation is being conducted under the oversight of the Audit Committee of the Company's Board of Directors and is on-going. The Company is implementing immediate changes in its internal controls at the Crewe operation and further changes are anticipated.

Based on the investigation findings, the errors at the Crewe facility resulted in a cumulative overstatement of historically reported net income during fiscal 2004 and the first quarter of 2005 of approximately $1.0 million. The adjustment for long-term incentive compensation resulted in a cumulative understatement of historically reported net income during fiscal 2004 and the first quarter of 2005 of approximately $0.3 million. Chesapeake previously reported net income of $11.3 million for fiscal 2004 and $2.3 million for the first quarter of fiscal 2005.

The Audit Committee of the Company's Board of Directors has discussed the matters disclosed in this current report on Form 8-K with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

99.1

Press release, issued on August 11, 2005, announcing second quarter 2005 results

99.2
Manuscript for conference call held on August 11, 2005, discussing second quarter 2005 results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: August 11, 2005	BY:	/s/ Thomas G. Hayes
Thomas G. Hayes
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Press release, issued on August 11, 2005, announcing second quarter 2005 results

99.2

Manuscript for conference call held on August 11, 2005, discussing second quarter 2005 results